ALEXANDER & ALEXANDER SERVICES INC.



                             BY-LAWS

                        TABLE OF CONTENTS
                        -----------------



                                                       Page
                                                       ----

ARTICLE I.  STOCKHOLDERS

     Section 1.  Annual Meetings. . . . . . . . . . . .I-1
     Section 2.  Special Meetings Called by the
                  President or the Board of Directors .I-1
     Section 3.  Special Meetings Called by
                  Stockholders  . . . . . . . . . . . .I-2
     Section 4.  Removal of Directors . . . . . . . . .I-2
     Section 5.  Voting, Proxies, Record Date . . . . .I-3
     Section 6.  Quorum . . . . . . . . . . . . . . . .I-3
     Section 7.  Filing Proxies . . . . . . . . . . . .I-3
     Section 8.  Place of Meetings. . . . . . . . . . .I-4
     Section 9.  Order of Business. . . . . . . . . . .I-4
     Section 10. Informal Action by Stockholders. . . .I-5
     Section 11. Director Nominations . . . . . . . . .I-5
     Section 12. New Business . . . . . . . . . . . . .I-8

ARTICLE II.  BOARD OF DIRECTORS

     Section 1.  Powers . . . . . . . . . . . . . . . .II-1
     Section 2.  Number, Term of Office, Removal. . . .II-1
     Section 3.  Organization Meetings,
                  Regular Meetings  . . . . . . . . . .II-2
     Section 4.  Special Meetings . . . . . . . . . . .II-2
     Section 5.  Quorum . . . . . . . . . . . . . . . .II-2
     Section 6.  Notice of Meetings . . . . . . . . . .II-3
     Section 7.  Election . . . . . . . . . . . . . . .II-3
     Section 8.  Vacancies. . . . . . . . . . . . . . .II-3
     Section 9.  Executive and Other Committees . . . .II-4
     Section 10. Rules and Regulations. . . . . . . . .II-5
     Section 11. Compensation of Directors. . . . . . .II-5
     Section 12. Informal Action by the Directors . . .II-5

ARTICLE III.  OFFICERS

     Section 1.  Officers of the Corporation. . . . . .III-1
     Section 2.  Officers of the Board of Directors . .III-1
     Section 3.  Chief Executive Officer. . . . . . . .III-2
     Section 4.  Chairman, Deputy Chairman or Deputy
                  Chairmen and Vice Chairman or Vice
                  Chairmen of the Board . . . . . . . .III-2
     Section 5.  Chairman of the Executive Committee. .III-3
     Section 6.  President. . . . . . . . . . . . . . .III-3
     Section 7.  Chief Operating Officer. . . . . . . .III-4
     Section 8.  Executive Vice-President . . . . . . .III-4
     Section 9.  Senior Vice-President. . . . . . . . .III-4

                               -i-

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ARTICLE III.  OFFICERS (continued)

     Section 10.  Vice-Presidents and
           Assistant Vice-Presidents. . . . . . . . . .III-5
     Section 11. Chief Financial Officer. . . . . . . .III-5
     Section 12. Treasurer. . . . . . . . . . . . . . .III-5
     Section 13. Secretary. . . . . . . . . . . . . . .III-5
     Section 14. Controller . . . . . . . . . . . . . .III-6
     Section 15. Assistant Treasurer, Assistant
           Secretary and Assistant Controller . . . . .III-6
     Section 16. Removal and Term of Contracts. . . . .III-7
     Section 17. Vacancies. . . . . . . . . . . . . . .III-7
     Section 18. Substitutes. . . . . . . . . . . . . .III-7

ARTICLE IV.  RESIGNATION. . . . . . . . . . . . . . . .IV-1

ARTICLE V.  COMMERCIAL PAPER, ETC.. . . . . . . . . . .V-1

ARTICLE VI.  STOCK

     Section 1.  Issue. . . . . . . . . . . . . . . . .VI-1
     Section 2.  Transfers. . . . . . . . . . . . . . .VI-1
     Section 3.  Form of Certificates, Procedures . . .VI-1
     Section 4.  Record Dates for Dividends
           and Stockholders Meetings. . . . . . . . . .VI-1
     Section 5.  Lost Certificate . . . . . . . . . . .VI-2

ARTICLE VII.  NOTICE

     Section 1.  Notice to Stockholders . . . . . . . .VII-1
     Section 2.  Notice to Directors and Officers . . .VII-1
     Section 3.  Waiver of Notice . . . . . . . . . . .VII-1

ARTICLE VIII.  VOTING OF STOCK IN OTHER CORPORATIONS. .VIII-1

ARTICLE IX.  MISCELLANEOUS PROVISIONS

     Section 1.  Distributions. . . . . . . . . . . . .IX-1
     Section 2.  Fiscal Year. . . . . . . . . . . . . .IX-1
     Section 3.  Seal . . . . . . . . . . . . . . . . .IX-1
     Section 4.  Non-Applicability of Maryland
          Control Share Act . . . . . . . . . . . . . .IX-1

ARTICLE X.  INDEMNIFICATION . . . . . . . . . . . . . .X-1

ARTICLE XI.  AMENDMENTS . . . . . . . . . . . . . . . .XI-1




                               -ii-

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                     ARTICLE I.  STOCKHOLDERS
                     ------------------------

SECTION 1.     Annual Meetings.
               ---------------

     The Annual Meeting of the Stockholders of the Corporation

shall be held on the third Thursday of May of every year at 9:30

A.M., or on such other date or at such other time within the period beginning on the Fifteenth (15th) day preceding, and ending on the

Fifteenth (15th) day following, such third Thursday in May, as may be fixed from time to time by the Board of Directors.  Not less than ten (10) nor more than ninety (90) days written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of Article VII hereof.

The business to be transacted at the annual meeting shall include the election of directors, and any other business within the power of the Corporation.  All annual meetings shall be general meetings.

SECTION 2.     Special Meetings Called by the President or the
               -----------------------------------------------
               Board of Directors.
               ------------------

     At any time in the interval between annual meetings, special meetings of stockholders may be called by the President, or by a majority of the Board of Directors.  Not less than ten (10) nor more than ninety (90) days written or printed notice stating the place, day and hour of such meeting and the business proposed to be transacted thereat shall be given in the manner provided in Section

1 of Article VII hereof.  No business shall be transacted at any special meeting except that named in the notice.

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SECTION 3.     Special Meeting Called by Stockholders.
               --------------------------------------

     Upon the request in writing delivered to the President or

Secretary by the holders of twenty-five (25%) percent or more of all shares outstanding and entitled to vote, it shall be the duty of such President or Secretary to call forthwith a special meeting of the stockholders.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.  The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting.  If upon payment of such costs to the Corporation, the person to whom such request in writing shall have been delivered shall fail to issue a call for such meeting within ten (10) days after the receipt of such request and payment of costs, then the stockholders owning twenty-five (25%) percent or more of the voting shares, may do so upon giving not more than thirty (30) days and not less than fifteen (15) days notice of the time, place and object of the meeting in the manner provided in Section 1 of

Article VII hereof.

SECTION 4.     Removal of Directors.
               --------------------

     At any special meeting of the stockholders called in the

manner provided for by this Article, the stockholders, by the vote of a majority of all shares of stock outstanding and entitled to vote, may remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the remainder of his or their term.

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SECTION 5.     Voting, Proxies, Record Date.
               ----------------------------

     At all meetings of stockholders any stockholder shall be

entitled to vote by proxy.  Such proxy shall be in writing and signed by the stockholder or by his duly authorized attorney in fact.  The proxy shall be dated but need not be sealed, witnessed or acknowledged.  The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Article VI of Section 4 of these By-Laws.

SECTION 6.     Quorum.
               ------

     A quorum at any annual or special meeting of the stockholders shall consist of a majority of the shares outstanding and entitled to vote whether represented in person or by proxy.  If at any annual or special meeting of stockholders a quorum shall fail to attend in person or by proxy, a majority in interest attending in person or by proxy may, without further notice, adjourn the meeting from time to time, not exceeding sixty (60) days in all, until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called had the same been held at the time so called.

SECTION 7.     Filing Proxies.
               --------------

     At all meetings of stockholders, the proxies shall be filed with and be verified by the Secretary of the Corporation, or if the meeting shall so decide, by the Secretary of the meeting.

SECTION 8.     Place of Meetings.
               -----------------

     All meetings of stockholders shall be held in the state of incorporation, or at such other place within the United States as may be fixed from time to time by the Board of Directors or

Executive Committee of the Corporation and designated in the notice.

SECTION 9.     Order of Business.
               -----------------

     At all meetings of stockholders, any stockholder, present and entitled to vote in person or by proxy shall be entitled to

require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

     1.   Organization of the meeting.

     2.   Submission by Secretary or by Inspectors, if any shall

have been elected or appointed, of a list of the stockholders entitled to vote, present in person or by proxy.

     3.   Proof of notice of meeting or of waivers thereof.  (The

certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, being proof of service of notice).

     4.   If an annual meeting, or a meeting called for that

purpose, reading of unapproved minutes of preceding meetings, and action thereon.

     5.   Reports.

     6.   Appointment of tellers, or if stockholders so desire, the

election of inspectors.

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     7.   If an annual meeting, or a meeting called for that

purpose, the election of directors.

     8.   Unfinished business.

     9.   New business.

    10.   Adjournment.

SECTION 10.    Informal Action by Stockholders.
               -------------------------------

     Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders

entitled to vote thereon, and any of the stockholders entitled to notice of a meeting but not to vote thereat have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the

Corporation.

SECTION 11.  Director Nominations.
             --------------------

     Nominations of candidates for election as directors at any meeting of stockholders may be made (a) by or at the recommendation of a majority of the directors then in office or (b) by any

stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section. Only persons nominated in accordance with the

procedures set forth in this Section shall be eligible for election as directors by the stockholders.

    Nominations, other than those made by or at the recommendation of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this

Section.  To be timely, a stockholder's notice shall be delivered to, or mailed to and received at, the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the date of the meeting, as established pursuant to Section 1 or Section 2 of Article I hereof (depending on whether the meeting is an annual meeting or special meeting),

regardless of any postponement, deferral, or adjournment of that meeting to a later date (provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled meeting was given or the day on which such public disclosure was made).

Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or

reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's stock which are beneficially owned (as defined in

Rule 13d-3 under the Securities Exchange Act of 1934, as amended

(the "1934 Act")) by such person on the date of such stockholder's notice, (iv) such person's written consent to being nominated and, if elected, to serving as a director, and (v)

any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation's stock which are beneficially owned (as defined in Rule 13d-3 under the 1934 Act) by such stockholder.  At the request of the Board of Directors, any person nominated by or at the recommendation of the Board for election as a director shall promptly furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

     The presiding officer of the meeting shall determine and

declare at the meeting whether the nomination was made in

accordance with the terms of this Section.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, the defective nomination shall be disregarded.

     Ballots bearing the names of all the persons who have been nominated for election as directors at a meeting in accordance with the procedures set forth in this Section shall be provided

for use at the meeting.

     Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section.

SECTION 12.  New Business.
             ------------

     At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by or at the recommendation of a majority of the directors then in office or (b)

by any stockholder of record at the time of giving of notice provided for in this Section who complies with the notice

procedures set forth in this Section.  For a proposal to be

properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the

Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the date of the meeting, as established pursuant to Section 1 of Article I hereof regardless of any postponement, deferral, or adjournment of that meeting to a later date (provided, however, that if less than seventy (70) days'

notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled meeting was given or the day on which such public disclosure was made).  Such stockholder's notice shall set forth as to each matter the

stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the

Corporation's books, of the stockholder proposing such business;

(c) the class and number of shares of the Corporation's stock which are beneficially owned (as defined in Rule 13d-3 under the 1934

Act) by the stockholder; and (d) any material interest of the stockholder in such proposal.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section.  If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section, ballots shall be provided for use at the meeting with respect to any such proposal.

If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section, such

proposal shall not be acted upon at the annual meeting.

     Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section. This Section shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the

Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated,

filed and received as herein provided.

                  ARTICLE II.  BOARD OF DIRECTORS
                  -------------------------------

 SECTION 1.    Powers.
               ------

     The Board of Directors shall have the control and management of the affairs, business and properties of the Corporation.  They shall have and exercise in the name of the Corporation and on behalf of the Corporation all the rights and privileges legally exercisable by the Corporation, except as otherwise provided by law, by the Charter or by these By-Laws.  A director need not be a stockholder.

SECTION 2.     Number, Term of Office, Removal.
               -------------------------------

     The number of directors of the Corporation shall be the number named in the Charter; provided, however, that such number may be increased or decreased from time to time by vote of a majority of the whole Board of Directors to a number not exceeding twenty (20)

and not less than three (3), but the tenure of office of directors shall not be affected by any decrease in the number of directors so made by the Board.  The first directors of the Corporation shall hold their office until the first annual meeting of the Corporation or until their successors are elected and qualify, and thereafter the directors shall hold office for the term of one (1) year, or until their successors are elected and qualify.  The Board of

Directors shall keep minutes of its meetings and a full account of its transactions.  A director may be removed from office as

provided in Article I. Section 4, hereof.

SECTION 3.     Organization Meetings, Regular Meetings.
               ---------------------------------------

     After each meeting of stockholders at which a Board of

Directors shall have been elected, the Board of Directors so elected shall meet for the purpose of organization and the

transaction of other business, at such time and place as may be designated by the stockholders at such meeting; or, in the absence of such designation, shall meet as soon as practicable.  No notice of the organization meeting shall be required if it is held at the same place and immediately following the annual meeting of

stockholders.  The Board of Directors may provide by resolution the time and place, either within or without the state of

incorporation, for the holding of regular meetings of the Board of

Directors without other notice than such resolution.

SECTION 4.     Special Meetings.
               ----------------

     Special meetings of the Board may be called by the President or by any two (2) of the directors.  At least forty-eight (48)

hours notice shall be given of all special meetings; with the consent of the majority of the directors, a shorter notice may be given.  Special meetings may be held at such time and place,

without or within the State of Maryland, as may be fixed by the party making the call.

SECTION 5.     Quorum.
               ------

     A majority of the Board of Directors shall constitute a quorum for the transaction of business at every meeting of the Board of

Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding sixty (60) days in all, without notice other than by announcement at the meeting until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6.     Notice of Meetings.
               ------------------

     Notice of the place, day, hour, and agenda of every regular and special meeting of the Board of Directors shall be given to each Director, in the manner provided in Section 2 of Article VII hereof.  Subsequent to each Board meeting, and as soon as possible thereafter, each Director shall be furnished with a copy of the minutes of said meeting and a list of those actions to be

undertaken by the individual Directors before the next meeting of the Board of Directors.  Said Director shall then send his comments on the minutes to the Secretary.

SECTION 7.     Election.
               --------

     At each meeting of the stockholders for the election of

directors at which a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election.

There shall be no cumulative voting for directors.

SECTION 8.     Vacancies.
               ---------

     If the office of a director becomes vacant, including the

removal of a director by the stockholders, pursuant to Article I,

Section 4 hereof, if the stockholders then fail to appoint another in his place, or if the number of directors is increased, such vacancy may be filled by the Board by a vote of the majority of the directors then in office, (although such majority is less than a quorum).  The stockholders may, however, at any time during the term of such director, elect some other person to fill said

vacancy, and thereupon the election by the Board shall be

superseded, and such election by the stockholders shall be deemed a filling of the vacancy and not a removal, and may be made at any meeting called for that purpose.  If the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that the President may call such meeting, and directors for the unexpired term may be elected at such special meeting, in the manner provided for their election at annual meetings.

SECTION 9.     Executive and Other Committees.
               ------------------------------

     The Board of Directors may appoint from among its members an

Executive Committee and other committees, composed of two or more directors, to serve at the pleasure of the Board of Directors.

     The Board of Directors may delegate to committees appointed under this Section 9 of Article II any of the powers of the Board of Directors, except the power to declare dividends or

distributions on stock, to issue stock except pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, to recommend to the stockholders any action which requires stockholder approval, to amend the By-Laws, or to approve any merger or share exchange which does not require stockholder approval.

SECTION 10.    Rules and Regulations.
               ---------------------

     The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with the laws of the State of Maryland or these By-Laws or the

Charter.

SECTION 11.    Compensation of Directors.
               -------------------------

     The Board of Directors shall have power from time to time to authorize the payment of compensation to the Board of Directors for past or future services to the Corporation, including fees for attendance at meetings of the Board of Directors and of committees.

SECTION 12.    Informal Action by the Directors.
               --------------------------------

     Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the Board.

                        ARTICLE III.  OFFICERS
                        ----------------------

SECTION 1.     Officers of the Corporation.
               ---------------------------

     The officers of the Corporation (hereinafter in this Article III being referred to as "officers") may consist of a Chief Executive

Officer, a President, a Chief Financial Officer, one or more

Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a

Controller, one or more Assistant Controllers, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant

Secretaries.  All of said officers shall be elected by the Board of

Directors and, except officers holding contracts for fixed terms,

shall hold office only during the pleasure of the Board or until their successors are chosen and qualify.  Any two or more of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, when such instrument is required to be executed, acknowledged or verified by any two or more officers.  The Chief Executive Officer and the President may be

chosen from among the directors.  The Board of Directors may from time to time appoint such other agents and employees, with such powers and duties as they may deem proper.  In its discretion, the

Board of Directors may leave unfilled any offices except those of

President, Treasurer and Secretary.

Section 2.     Officers of the Board of Directors.
               ----------------------------------

     The officers of the Board of Directors (hereinafter in this

Article III being referred to as "Board officers") may consist of a

                                III-1

Chairman of the Board, one or more Deputy Chairmen of the Board,

one or more Vice Chairmen of the Board and a Chairman of the

Executive Committee.  All of said Board officers shall be elected by the Board of Directors and shall hold office only during the pleasure of the Board or until their successors are chosen and qualify.  The Chairman of the Executive Committee may also be the

Chairman or a Deputy Chairman or a Vice Chairman of the Board.

The Board officers shall be chosen from among the directors.  In its discretion, the Board of Directors may leave unfilled any Board office except those of Chairman of the Board and Chairman of the

Executive Committee.

SECTION 3.     Chief Executive Officer.
               -----------------------

     The Board of Directors may designate the Chief Executive

Officer from among the elected officers who are directors.  Said officer shall have responsibility for the implementation of the policies of the Corporation, which are to be determined by the

Board of Directors, and for the administration of the business affairs of the Corporation.  He shall submit a report of the operations of the Corporation for the year and the state of its affairs as of the 31st day of December of the preceding year to the stockholders and directors and shall from time to time report to the directors on all matters within his knowledge which the

interests of the Corporation may require to be brought to their notice.

SECTION 4.  Chairman, Deputy Chairman or Deputy Chairmen and Vice
            -----------------------------------------------------
               Chairman or Vice Chairmen of the Board.
               --------------------------------------

     The Chairman of the Board shall preside over the meetings of the Board and of the stockholders at which he shall be present.  In

                               III-2
the absence of the Chairman of the Board, any Deputy Chairman or

Vice Chairman, as designated by or on behalf of the Chairman, shall preside at such meetings at which he shall be present.  The

Chairman of the Board, the Deputy Chairman or Deputy Chairmen, and

the Vice Chairman or Vice Chairmen of the Board shall,

respectively, perform such other duties as may be assigned to him or them by the Board of Directors, the Executive Committee, or with respect to the Deputy Chairman or Deputy Chairmen and Vice Chairman

or Vice Chairmen, by the Chairman.

SECTION 5.     Chairman of the Executive Committee.
               -----------------------------------

     The Chairman of the Executive Committee shall preside over the meetings of the Executive Committee at which he shall be present and perform such other duties as assigned to him by the Board of

Directors or Executive Committee.

SECTION 6.     President.
               ---------

     The President shall have responsibility for the active

management of the business and general supervision and direction of all of the affairs of the Corporation.  In the absence of the

Chairman, all Deputy Chairmen and Vice-Chairmen of the Board, the

President shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.  Unless the

President is also a Director, the President shall not have a vote at any meeting at which he shall preside under this section.  The

President shall report to the Chief Executive Officer and in the absence of the Chief Executive Officer to the Board of Directors,

the Executive Committee or the Chairman, as appropriate.  In the

                               III-3
absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the principal executive officer of the Corporation.  The President's duties shall be construed to cover the authority to sign or endorse stock

certificates and to sign other documents (a) representing

investments of the Corporation and (b) necessary to sell or

otherwise dispose of the same.  The President shall perform such other duties as the Board of Directors, the Executive Committee,

the Chairman or the Chief Executive Officer may direct.

SECTION 7.     Chief Operating Officer.
               -----------------------

     The Board of Directors may designate a Chief Operating Officer from among the elected officers.  Said officer shall have the responsibility and duties as set forth by the Board of Directors,

Executive Committee, the Chairman, the Chief Executive Officer or

the President.

SECTION 8.     Executive Vice-President.
               ------------------------

     The Executive Vice-President or Executive Vice-Presidents

shall be vested with all the powers and perform all the duties of the President in his absence.  He or they may sign certificates of stock, and shall perform such other duties as may be prescribed by the Board of Directors, the Executive Committee, the Chairman, the

Chief Executive Officer or the President.

SECTION 9.     Senior Vice-President.
               ---------------------

     The Senior Vice-President or Senior Vice-Presidents shall be vested with all the powers and shall perform the duties of the

Executive Vice-President or Executive Vice-Presidents in his or

                               III-4
their absence, and shall perform such other duties as may be prescribed by the Board of Directors, the Executive Committee, the

Chairman, the Chief Executive Officer, or the President.

SECTION 10.    Vice-Presidents and Assistant Vice-Presidents.
               ---------------------------------------------

     The Vice-Presidents and Assistant Vice-Presidents shall be vested with all the powers and shall perform the duties of the

Senior Vice-President or Senior Vice-Presidents in his or their absence, and shall perform such other duties as may be prescribed by the Board of Directors, the Executive Committee, the Chairman,

the Chief Executive Officer or the President.

SECTION 11.    Chief Financial Officer.
               -----------------------

     The Board may designate a Chief Financial Officer.  Said

officer shall be responsible for the maintenance, supervision and control of the accounting records of the Corporation and he shall be directly responsible for all accounting and auditing activities procedures and such other responsibilities and duties as prescribed by the Board of Directors, Executive Committee, the Chairman, the

Chief Executive Officer, or the President.

SECTION 12.    Treasurer.
               ---------

     The Treasurer shall perform such duties as may be assigned to him by the Chief Financial Officer, the Board of Directors, the

Executive Committee, the Chairman, the Chief Executive Officer or

the President.

SECTION 13.    Secretary.
               ---------

     The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and shall attend to the

                               III-5
giving and serving of all notices of the Corporation required by law or these By-Laws.  He shall maintain at all times in the principal office of the Corporation at least one copy of the

By-Laws with all amendments to date, and shall make the same,

together with the minutes of the meetings of the stockholders, the annual statement of the affairs of the Corporation and any voting trust agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours.  He shall perform such other duties as may be assigned to him by the Board of Directors, the Executive

Committee, the Chairman, the Chief Executive Officer or the

President.

SECTION 14.    Controller.
               ----------

     The Controller shall perform such duties as assigned to him by the Chief Financial Officer, the Board of Directors, the Executive

Committee, the Chairman, the Chief Executive Officer or the

President.

SECTION 15.    Assistant Treasurer, Assistant Secretary and
               --------------------------------------------
                    Assistant Controller
                    --------------------

     The Assistant Treasurers, Assistant Secretaries, and Assistant

Controllers shall perform such duties as may from time to time be assigned to them by the Treasurer, the Secretary, and the

Controller, respectively, the Board of Directors, the Executive

Committee, the Chairman, the Chief Executive Officer or the

President.





                               III-6

SECTION 16.    Removal and Term of Contracts.
               -----------------------------

     The Board of Directors shall have the power at any regular or special meeting to remove any officer and Board Officer, with or without cause, except an officer holding a contract for a fixed term, and such action shall be conclusive on the officer and Board

Officer so removed.  The Board may authorize any officer to remove subordinate officers.  The Board of Directors may authorize the

Corporation's employment of an officer or other employee for a period in excess of the term of the Board.

SECTION 17.    Vacancies.
               ---------

     The Board of Directors, at any regular or special meetings,

shall have the power to fill a vacancy occurring in any office

(including an office held by a Board Officer) for the unexpired portion of the term.

SECTION 18.    Substitutes for Officers.
               ------------------------

     The Board of Directors may from time to time in the absence of any one of said officers, or, at any other time, designate any other person or persons, on behalf of the Corporation, to sign any contracts, deeds, notes or other instruments in the place or stead of any of said officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and

any instruments so signed in accordance with a resolution of the

Board shall be the valid act of this Corporation as fully as if executed by any regular officer.





                               III-7

                      ARTICLE IV.  RESIGNATION
                      ------------------------

     Any director or officer may resign his office at any time.

Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date.  The

acceptance of a resignation shall not be required to make it effective.

                 ARTICLE V.  COMMERCIAL PAPER, ETC.
                 ----------------------------------

     All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor,

endorser or otherwise and all assignments and transfers of stock,

contracts, deeds, mortgages, bonds or other written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by two persons, or such greater or lesser number of persons, as may be designated by the Board of Directors or Executive Committee.

                         ARTICLE VI.  STOCK
                         ------------------

SECTION 1.     Issue.
               -----

     All certificates of stock shall be signed by the Chairman,

President or Executive Vice-President, and countersigned by the

Secretary or Assistant Secretary or Treasurer or Assistant

Treasurer, and sealed with the seal of the Corporation.

SECTION 2.     Transfers.
               ---------

     No transfers of stock shall be recognized or binding upon the

Corporation until recorded on the books of the Corporation upon surrender and cancellation of certificates for a like number of shares duly endorsed.

SECTION 3.     Form of Certificates, Procedures.
               --------------------------------

     The Board of Directors shall have power and authority to

determine the form of stock certificates (except in so far as prescribed by law), and to make all rules and regulations, as they may deem expedient concerning the issue, transfer and registration of said certificates, and to appoint one or more transfer agents and/or registrars to countersign and register the same.

SECTION 4.     Record Dates for Dividends and Stockholders
               -------------------------------------------
                    Meetings
                    --------

     The Board of Directors may fix the time, not exceeding twenty

(20) days preceding the date of any meeting of stockholders, or any dividend payment date or any date for the allotment of rights,

during which the books of the Corporation shall be closed against transfers of stock, or the Board of Directors may fix a date not exceeding ninety (90) days preceding the date of any meeting of stockholders, or not exceeding sixty (60) days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meetings, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such dates shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case might be.  In the case of a meeting of stockholders the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

SECTION 5.     Lost Certificate.
               ----------------

     In case any certificate of stock is lost, mutilated, or

destroyed, the Board of directors may issue a new certificate in place thereof, under such terms and conditions as the Board of

Directors may deem advisable.

                        ARTICLE VII.  NOTICE
                        --------------------

SECTION 1.     Notice to Stockholders.
               ----------------------

     Whenever by law or these By-Laws, notice is required to be given to any stockholder, such notice may be given to each

stockholder by leaving the same with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at this address as it appears on the books of the

Corporation.  Such leaving or mailing of notice shall be deemed the time of giving such notice.

SECTION 2.     Notice to Directors and Officers.
               --------------------------------

     Whenever by law or these By-Laws, notice is required to be given to any Director or Officer, such notice may be given in any one of the following ways: by personal notice to such Director or

Officer, by telephone communication with such Director or Officer personally, by wire, addressed to such Director or Officer at his then address or at his address as it appears on the books of the

Corporation, or by depositing the same in writing in the post office or in a letter box in a postpaid, sealed wrapper addressed to such Director or Officer at his then address or at his address as it appears on the books of the Corporation; and the time when such notice shall be mailed or consigned to a telegraph company for delivery shall be deemed to be the time of the giving of such notice.

SECTION 3.     Waiver of Notice.
               ----------------

     Notice to any stockholder or director of the time, place



                               VII-1
and/or purpose of any meeting of stockholders or directors required by these By-Laws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall,

attend in person, or if such absent stockholder or director shall,

in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.









































                               VII-2

        ARTICLE VIII.  VOTING OF STOCK IN OTHER CORPORATIONS
        ----------------------------------------------------

     Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President or a Vice-President or by proxy or proxies appointed by the

President or a Vice-President, or otherwise pursuant to

authorization thereunto given by a resolution of the Board of

Directors adopted by a vote of a majority of the Directors.





































                               VIII-1

               ARTICLE IX.  MISCELLANEOUS PROVISIONS
               -------------------------------------

SECTION 1.     Distributions.
               -------------

     Subject to any applicable provision of law and to any

restriction in the charter of the Corporation or in these By-Laws,

the Board of Directors may in its discretion authorize and declare dividends, and authorize other distributions, by the Corporation to the stockholders and may also fix the record date for determination of stockholders entitled to receive any such dividend or other distribution and the date of payment of such dividend or the making of such other distribution.

SECTION 2.     Fiscal Year.
               -----------

     The fiscal year shall be January 1st to December 31st unless otherwise provided by the Board of Directors.

SECTION 3.     Seal.
               ----

     The seal of the Corporation shall be circular in form,

denoting the name of the Corporation along with the year

incorporated and state of incorporation.  The seal impressed on the margin hereof being hereby adopted as the corporate seal of the

Corporation.

SECTION 4.     Non-Applicability of Maryland Control Share Act.
               -----------------------------------------------

     Any acquisition of shares of stock of the Corporation is,

pursuant to Section 3-702(b) of the Maryland General Corporation

Law (the "MGCL") (or any successor or replacement provision or statute), hereby approved for purposes of, and exempted from the provisions of, Subtitle 7 of Title 3 of the MGCL (or any successor or replacement provision or statute).

                    ARTICLE X.  INDEMNIFICATION
                    ---------------------------

     To the maximum extent permitted by the Maryland General

Corporation Law, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors and any person who serves or has served, at the request of the

Corporation, as a trustee of any employee benefit plan, against any and all liabilities and expenses incurred in connection with their services in such capacities.  The Corporation shall indemnify its currently acting and its former officers to the same extent that it indemnifies its currently acting and its former directors, and may indemnify its currently acting and its former officers to such further extent as is consistent with law.  The Corporation may indemnify its employees and agents and any person who serves or has served as a director, officer, partner, trustee, employee or agent of a subsidiary of the Corporation, or at the request of the

Corporation, of another corporation, partnership, joint venture,

trust or other enterprise to the extent determined by the Board of

Directors.  The Corporation may also advance expenses, to the extent permitted by the Maryland General Corporation Law, to persons referred to in this Article.  As used herein, the term

"subsidiary" shall mean any corporation of which a majority of the issued and outstanding shares of voting stock was owned or

controlled by the Corporation at the time of the service to which the proposed indemnification relates, and shall include all tiers of such subsidiaries.

                      ARTICLE XI.  AMENDMENTS
                      -----------------------

     These By-Laws may be added to, altered, amended, repealed or suspended by a majority vote of the entire Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose.  Any action of the Board of Directors in adding to, altering, amending, repealing or suspending these By-Laws may be changed or rescinded at the annual meeting of stockholders next following the date on which a report including such amendment has been filed with the Securities and Exchange Commission by majority vote of all of the stock outstanding and entitled to vote as of the record date for determining stockholders entitled to vote at the meeting.  In no event shall the Board of Directors have any power to amend this Article.



























                                XI-1